EXHIBIT 99.2
FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Releases Monthly Operating Statistics for May 2020
EMERYVILLE, CA, June 1, 2020 – NMI Holdings, Inc. (Nasdaq: NMIH) today reported selected operating statistics for the month of May 2020. In light of the COVID-19 crisis, the company will be releasing operating updates related to the credit performance of its insured portfolio and the risk characteristics of its new insurance written on a monthly basis going forward.
At May 31, 2020, the company reported 2,265 loans in default and a default ratio of 0.61%. A loan is considered to be in default when a borrower has missed two or more consecutive monthly payments. Default ratio is calculated as total loans in default divided by total policies currently in force.

	Default activity as of:
	3/31/2020	4/30/2020	5/31/2020
Number of loans in default	1,449	1,610	2,265
Default rate	0.38%	0.43%	0.61%

	New insurance written during:
	Quarter Ended 3/31/2020	Month Ended 4/30/2020	Month Ended 5/31/2020
Weighted average composition
FICO	757	762	762
Loan-to-value (LTV)	91.3%	90.8%	90.4%
Debt-to-income (DTI)	34.4%	33.4%	33.2%

In-focus risk segments
95.01-97.0% LTV	6.4%	6.1%	3.6%
<680 FICO	1.9%	1.2%	0.8%
>45% DTI	10.3%	8.2%	6.7%
Layered risk (1)	0.2%	0.1%	0.1%

(1) Layered risk includes loans with more than one in-focus risk factor

About NMI Holdings
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Important Disclosures Related to Default Reporting
The information concerning default inventory is compiled from reports received from loan servicers and can be influenced by, among other things, the date on which a servicer generates its report, the number of business days in a month, and transfers of servicing rights between loan servicers. We expect that we will see a significant increase in our default population going forward as borrowers face challenges related to the COVID-19 outbreak and benefit from the forbearance program for federally backed loans codified under the CARES Act or other programs made available by private lenders.

EXHIBIT 99.2
Cautionary Note Regarding Forward-Looking Statements
This press release may contain statements that are deemed to be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Any or all of our forward–looking statements in this press release may turn out to be inaccurate. More information about the risks, uncertainties and assumptions affecting the company can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other filings we make with the Securities and Exchange Commission. We have based any forward–looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy and financial needs. All forward–looking statements are necessarily only estimates and actual events may differ materially from our current expectations. You are, therefore, cautioned not to place undue reliance on such statements. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
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